SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2006

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada                                               0-7246                       95-2636730

(State or Other Jurisdiction                  (Commission                (IRS Employer

      of Incorporation)                                File Number)           Identification No.)

103 East Main Street; Bridgeport, WV    26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code    304-842-3597

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.        Other events of importance to security holders.

On January 13, 2006, Petroleum Development Corporation announced that its Board of Directors has authorized the repurchase of up to 10% (1,627,500 shares) of the Company's common stock during 2006. Stock repurchases under this program may be made in the open market or in private transactions, at times and in amounts that management deems appropriate. The Company may terminate or limit the stock repurchase program at any time.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)    Exhibits.

The news release is filed herewith as Exhibit 99.1 and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Petroleum Development Corporation

By                    /s/ Darwin L. Stump

            Darwin L. Stump

            Chief Financial Officer

            Date   January 13, 2006